UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2013

BIOLOGIX HAIR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54882	27-4588540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

82 Avenue Road, Toronto, Ontario, Canada	M5R 2H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(647) 344-5900

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2013, Mark Maybank consented to and was appointed by our company as a Director of our company.

Effective May 20, 2013, Dr. Pankaj Modi resigned as a Director of our company.  Dr. Modi’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.  Concurrently with his resignation, Dr. Modi consented to and was appointed as the VP of Treatment Delivery Innovation for Biologix Hair Science Ltd., our wholly-owned Barbados subsidiary, which holds the intellectual property rights to Biologix Revive.

Mark Maybank – Director

Mark Maybank is an active investor, director and advisor. He is currently Chairman of Fleet Canada Inc., a Canadian aerospace company. He was recently the Chief Operating Officer and Director of Canaccord Financial Inc. and President and Chief Operating Officer of Canaccord Genuity Corp. Mr. Maybank also served in various other capacities with Canaccord companies including Deputy Global Head of Capital Markets, Director of Canaccord’s US and UK regulated subsidiaries and Executive VP, Managing Director, and Global Head of Research.

Previously, he was the Chief Operating Officer and Executive VP, Business Development of Itemus Inc., an internet and ecommerce company. Mr. Maybank currently serves as Co-Chair of Gold Medal Plates, is a member of the corporate advisory board of the Art Gallery of Ontario and is active on a number of other corporate boards.

Mr. Maybank holds his Chartered Accountant and Chartered Business Valuator designations. He earned a Bachelor of Commerce degree from the University of Alberta.

Our company believes that Mr. Maybank’s business and operational experience give him the qualifications and skills necessary to serve as a Director of our company.

Item 8.01	Other Events

Effective May 24, 2013, we created three new corporate committees, in furtherance of our preparation to make application for NYSE Market listing for our securities. The three committees of our company are as follows:

Audit Committee: The purpose of the Audit Committee is to assist the Board with oversight of the integrity of our company’s financial statements, compliance with legal and regulatory requirements, our company’s independent registered auditors’ qualifications and independence, and the performance of our company’s internal audit function and independent registered auditors.

The Audit Committee members are David G. Csumrik (Chair), Mark Maybank and Ken Zadoorian.

Compensation Committee:  The purpose of the Compensation Committee is to carry out the responsibilities delegated by the Board relating to the review and determination of executive compensation.

The Compensation Committee members are Wilhelm A. Keller (Chair), David G. Csumrik and Mark Maybank.

Nominating Committee: The purpose of the Nominating Committee is to carry out the responsibilities delegated by the Board relating to our company’s director nominations process and procedures and developing and maintaining our company’s corporate governance policies.

The Nominating Committee members are Ken Zadoorian (Chair), Wilhelm A. Keller and David G. Csumrik

Item 9.01	Financial Statements and Exhibits
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nominating Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLOGIX HAIR INC.

/s/ Ronald Holland
Ronald Holland
Director

Date: May 28, 2013